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                                                                   Exhibit 10.57


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                          HOUSTONSTREET EXCHANGE, INC.

                         SENIOR SECURED PROMISSORY NOTE

                                                                     $187,500.00
                                                                  MARCH 30, 2001



                  FOR VALUE RECEIVED, HOUSTONSTREET EXCHANGE, INC. (the "Company"), a Delaware corporation, hereby promises to pay to the order of James
S. Gordon, (the "Holder") in lawful money of the United States, the principal amount of One Hundred Eighty-Seven Thousand, Five Hundred Dollars ($187,500.00) plus simple interest thereon in the manner and at the rate provided herein. This Senior Secured Promissory Note is one of a duly authorized issue of up to $13,617,015 aggregate principal amount of Notes (each a "Note" and collectively the "Notes") issued by the Company pursuant to a certain Senior Secured Note and Warrant Purchase Agreement (the "Purchase Agreement") among the Company and the Holders, issued commencing March 30, 2001, and is entitled to the benefits thereof.

                  1. Principal. The principal on this Note is due and payable on December 31, 2001 (the "Maturity Date"). This Note may be prepaid without penalty, in whole or in part, at any time. The obligations of the Company to make payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

                  2. Interest. This Note shall bear interest on the outstanding principal amount from the date hereof until this Note is paid in full at three percent (3%) above the rate of interest publicly announced from time to time by FleetBoston in Boston, Massachusetts as its prime rate ("Prime Rate"). Any change in the Prime Rate shall take effect on the day specified in the public announcement of the change. Accrued interest is payable, at the sole option of the Holder, in


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cash or in warrants to purchase shares of Series C Convertible Preferred Stock
("Warrants"), only at the time payment of the principal is made or due. In the event that the Holder elects to be paid accrued interest in Warrants, (i) the Company shall issue to such Holder a Warrant to purchase or (ii) the shares of Series C Convertible Preferred Stock issuable pursuant to the outstanding Warrant shall be increased by that number of shares of Series C Convertible Preferred Stock equal to the quotient of each $1.00 interest divided by the then current Exercise Price of the Warrants pursuant to the terms of that certain Series C Preferred Stock Warrant Agreement of even date herewith by and among the Company and the Holders (which such Exercise Price shall initially be $0.15 per share).

         In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

                  3. Security. The Company covenants and agrees, and the Holder, by accepting this Note, also covenants and agrees, that the Notes, as a class, shall have a first priority security interest among the Holders of the Notes, in all of the assets of the Company as provided in (i) the Security Agreement (the "Security Agreement"), dated as of even date herewith, by and between the Company and United States Trust Company of New York, as secured party and agent for the Holders of the Notes ("Secured Party Agent") and (ii) the Stock Pledge Agreement (the "Pledge Agreement"), dated as of even date herewith, by and between the Company and Secured Party Agent as agent for the Holders of the Notes.

                  4. Events of Default. An "Event of Default" shall exist if any of following occurs and is continuing:

                           (a) Failure to make any payment of principal or
interest when due;

                           (b) Default in the payment or performance of any
liability, obligation or agreement of the Company contained in this Note;

                           (c) Failure to observe any covenant of the Company
contained in this Note, the Purchase Agreement, the Security Agreement or the Pledge Agreement, which remains uncured for a period of ten (10) days (provided, that if such failure can not be cured in such ten (10) day period, the Company shall have thirty (30) days so long as the Company is in the process of curing such failure) after written notice from any Holder as to such failure;

                           (d) The Company willfully takes an action that
requires consent of holders of at least 85% of the principal amount of the Notes then outstanding without obtaining such consent;

                           (e) The Company files a voluntary petition in
bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable


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federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties;

                           (f) Within thirty (30) days after the commencement of
any proceedings against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding has not been dismissed or if, within thirty (30) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment has not been vacated;

                           (g) A Change of Control has occurred. "Change of
Control" means the consummation of a transaction, whether in a single transaction or in a series of related transactions with any other party or parties in an arm's-length basis, pursuant to which (a) such party or parties, directly or indirectly, acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 40% of the voting stock of the Company, (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company or (c) prior to an initial public offering of the Common Stock pursuant to an offering registered under the Securities Act, BayCorp and its affiliates cease to have the ability to elect, directly or indirectly, four members of the Board of Directors of the Company;

                           (h) A default shall have occurred with respect to any
other Indebtedness for borrowed money that is not cured within the applicable grace period, if any, which results in the modification of the rate of interest, triggers a penalty payment or accelerates the time which any amount due thereunder is payable;

                           (i) A court of competent jurisdiction issues a
judgment in favor of Sapient Corporation declaring that the transactions contemplated by the Purchase Agreement constitute a "Financing" (as such term is defined in the Letter Agreement, dated as of December 18, 2000 between the Company and Sapient Corporation); or

                           (j) A court of competent jurisdiction issues a
judgment or judgments against the Company in an amount or amounts exceeding $125,000 per judgment or $250,000 in the aggregate, provided any such judgment is not cured prior to the earlier of (i) 30 days after the date of such judgment or (ii) the date on which such judgment is enforced against the Company.

                  5. Default Remedies. If an Event of Default has occurred the Notes plus accrued interest shall become immediately due and payable.

                  6. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if


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personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

                   To the Company:

                   HoustonStreet Exchange, Inc.
                   222 International Drive, Suite 125
                   Portsmouth, New Hampshire, 03801
                   Attention:  President

                   With copies to (which copies will not constitute notice):

                   Andrew J. Merken, Esq.
                   Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. One Financial Center
                   Boston, MA 02111

                   To the Secured Party Agent:

                   United States Trust Company of New York
                   114 West 47th Street
                   New York, New York 10036
                   Attention:  Mr. John Guiliano
                   Fax:  (212) 852-1626


                   With copies to (which copies will not constitute notice):

                   M. Douglas Dunn, Esq.
                   Milbank, Tweed, Hadley & McCloy LLP
                   One Chase Manhattan Plaza
                   New York, New York 10005
                   Fax:  (212) 530-5219

                   To the Holder: At the address in the register maintained by the Company for such purpose.

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

                  7. Restrictions on Transferability. This Note may be transferred or assigned by the Holder without the prior written consent of the Company.

                  8. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to such States rules governing conflicts of laws.


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         IN WITNESS WHEREOF, HOUSTONSTREET EXCHANGE, INC. has caused this Note to be executed and issued on its behalf by officer duly authorized.


                              HOUSTONSTREET EXCHANGE, INC.


                              By: /s/ Frank W. Getman Jr.
                                  ----------------------------------------------

                              Name: Frank W. Getman Jr.
                                    --------------------------------------------
                              Title:    President and Chief Executive Officer
                                        ----------------------------------------


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